Exhibit 99.2

Press Release

Hamilton Insurance Group, Ltd. Announces Closing of Initial Public Offering
HAMILTON, BERMUDA, November 14, 2023 — Hamilton Insurance Group, Ltd. (“Hamilton” or “the Company”) announced today the closing of its initial public offering of an aggregate of 15,000,000 Class B common shares, including 6,250,000 Class B common shares sold by the Company and 8,750,000 Class B common shares sold by certain of the Company’s current shareholders, at a price to the public of $15.00 per share. The common shares began trading on the New York Stock Exchange on November 10, 2023 under the ticker symbol “HG”.
The net proceeds from the offering to the Company, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $80.6 million. The Company intends to use the net proceeds it receives from the offering to make capital contributions to its insurance and reinsurance operating subsidiaries for use by its three operating platforms. This should enable the Company to take advantage of ongoing favorable market conditions in the markets in which the Company operates by writing more business pursuant to its strategy. The Company did not receive any proceeds from the sale of its Class B common shares by the selling shareholders.
In addition, the underwriters have been granted a 30-day option to buy up to an additional 2,250,000 Class B common shares from the selling shareholders at the initial public offering price, less discounts and commissions.
Barclays and Morgan Stanley acted as Joint Lead Bookrunning Managers for the offering. Citigroup and Wells Fargo Securities acted as Joint Bookrunning Managers for the offering. BMO Capital Markets, Dowling & Partners Securities LLC, JMP Securities, A Citizens Company, Keefe, Bruyette & Woods, A Stifel Company, and Commerzbank acted as co-managers for the offering.
Insurance Advisory Partners LLC served as nancial advisor to the Company for the offering.
The offering of the Company’s Class B common shares was made only by means of a prospectus.
Copies of the final prospectus relating to the offering may be obtained from Barclays Capital Inc., c/o
Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888603-5847 or by email at barclaysprospectus@broadridge.com or Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department.
A registration statement relating to these Class B common shares was declared effective by the Securities and Exchange Commission on November 9, 2023.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Class B common shares nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Hamilton Insurance Group, Ltd.
Hamilton Insurance Group, Ltd. “Hamilton” (NYSE: HG) is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries.
Learn more about us at hamiltongroup.com

Forward-Looking Statements
This press release may include forward-looking statements. The words “expect”, “intend”, “should,” and similar expressions (or their negative) identify certain of these forward-looking statements. These forward-looking statements are statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which the Company operates. The forward-looking statements in this press release are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which the Company will operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as the Company’s ability to continue to obtain financing to meet its liquidity needs, changes in the political, social and regulatory framework in which the Company operates or in economic or technological trends or conditions. Readers should therefore not place undue reliance on these statements, particularly not in connection with any contract or investment decision. Except as required by law, the company assumes no obligation to update any such forward-looking statements.

Media Contact: Kelly Corday Ferris +1 (441) 705-5271 kelly.ferris@hamiltongroup.com Investor contact: Jon Levenson +1 (804) 404-7479 investor.relations@hamiltongroup.com